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                                                                    EXHIBIT 12.1

                Computation of Ratio of Earnings to Fixed Charges
                          (in thousands, except ratios)

                                                                            Fiscal Year Ended August
                                             --------------------------------------------------------------------------------
                                                1999          2000          2001          2001*         2002          2003
                                             (52 weeks)    (52 weeks)    (52 weeks)    (52 weeks)    (53 weeks)    (52 weeks)
                                             --------------------------------------------------------------------------------
Earnings:
  Income before income taxes                 $  387,783    $  435,190    $  287,026    $  443,826    $  691,148    $  833,007
  Fixed charges                                  66,015        97,520       121,141       121,141        98,688       121,129
  Less:  Capitalized interest                    (2,762)       (2,773)       (1,380)       (1,380)         (437)         (791)
                                             --------------------------------------------------------------------------------
      Adjusted earnings                      $  451,036    $  529,937    $  406,787    $  563,587    $  789,399    $  953,345
                                             ================================================================================

Fixed charges:
  Gross interest expense                     $   47,117    $   77,699    $  100,291    $  100,291    $   78,183    $   79,301
  Amortization of debt origination fees           1,206         2,209         2,377         2,377         2,283         7,334
  Interest portion of rent expense               17,692        17,612        18,473        18,473        18,222        34,494
                                             --------------------------------------------------------------------------------
     Total fixed charges                     $   66,015        97,520    $  121,141    $  121,141    $   98,688    $  121,129
                                             ================================================================================

     Ratio of earnings to fixed charges             6.8           5.4           3.4           4.7           8.0           7.9
                                             ================================================================================

                                              Twenty-four week periods ended
                                              ------------------------------
                                                February 14,  February 15,
                                                   2004           2003
                                                -------------------------
Earnings:
  Income before income taxes                     $  341,448    $  297,086
  Fixed charges                                      59,349        54,727
  Less:  Capitalized interest                          (284)         (267)
                                                 ------------------------
      Adjusted earnings                          $  400,513    $  351,546
                                                 ========================

Fixed charges:
  Gross interest expense                         $   39,558    $   36,052
  Amortization of debt origination fees               2,987         2,977
  Interest portion of rent expense                   16,804        15,698
                                                 ------------------------
     Total fixed charges                         $   59,349    $   54,727
                                                 ========================

     Ratio of earnings to fixed charges                 6.7           6.4
                                                 ========================

* Excludes the impact of the pretax restructuring and impairment charges of $156.8 million in fiscal 2001.